CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT









         We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 our report dated January 11, 2000, which appears on page F-1 of the 1999 Annual Report on Form 10K of Biomune Systems, Inc., and the references to our firm under the caption "Experts" in the Registration Statement.



                                        TANNER + CO.



















Salt Lake City, Utah
January 31, 2000